UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Variable Series Trust II

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 16, 2021

As a shareholder of the Variable Portfolio – Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of two former subadvisers, the hiring of a new subadviser and a new sub-subadviser and a change of control of one of the Fund’s existing subadvisers. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser, a new interim sub-subadviser and the change of control of one of the Fund’s existing subadvisers and the termination of two former subadvisers. At meetings of the Fund’s Board of Trustees (the “Board”) and its committees on March 19 and 22, 2021, the Board approved, among other things: (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) with respect to the Fund; (ii) the termination of the subadvisory agreement between the Investment Manager and Nuveen Asset Management, LLC (“Nuveen”) with respect to the Fund; (iii) a subadvisory agreement between the Investment Manager and William Blair Investment Management, LLC (“William Blair”) (the “William Blair Subadvisory Agreement”) with respect to the Fund; (iv) an Interim Investment Sub-Subadvisory Agreement (the “Interim Sub-Subadvisory Agreement”) between the Investment Manager, William Blair and Investment Counselors of Maryland, LLC (“ICM”) with respect to the Fund; (v) modifications to the Fund’s principal investment strategies and principal risks to reflect William Blair’s investment process for the portion of the Fund it manages; (vi) the code of ethics and compliance program of William Blair; (vii) the code of ethics and compliance program of ICM; and (viii) a new subadvisory agreement between the Investment Manager and Segall, Bryant & Hamill LLC (“SBH”) (the “SBH Subadvisory Agreement”), subject to the closing of the Transaction (defined below). The William Blair Subadvisory Agreement and the Interim Sub-Subadvisory Agreement went into effect on May 3, 2021. Prior to May 3, 2021, the Fund was subadvised by SBH, Jacobs Levy and Nuveen.

In January 2021, CI Financial Corp., a diversified global asset and wealth management company, agreed to acquire SBH (the “Transaction”). Prior to the Transaction, SBH was structured as a limited liability company with 38 members of staff as principals of the firm, owning 53% of the firm. The remaining 47% of the firm was owned by a fund managed by Thoma Bravo LLC, a private equity firm. The Transaction closed on May 1, 2021, and SBH became a wholly-owned subsidiary of CI Financial Corp., which resulted in a change of control under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement between the Investment Manager and SBH. The new SBH Subadvisory Agreement went into effect on May 1, 2021. The terms of the SBH Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with SBH, except with respect to the fee rates payable under the SBH Subadvisory Agreement, which was lowered.

In February 2021, William Blair, a global investment management boutique, and ICM announced that they signed a definitive agreement for William Blair to acquire ICM. ICM is a value-focused boutique investment management firm. The deal is expected to close in the third quarter of 2021. The Interim Sub-Subadvisory Agreement allows ICM to manage, subject to supervision by William Blair and oversight by the Investment Manager, the portion of the Fund’s assets allocated to William Blair from time to time. The William Blair Subadvisory Agreement and Interim Sub-Subadvisory Agreement went into effect on May 3, 2021. It is expected that the Interim Sub-Subadvisory Agreement will terminate upon the closing of the acquisition of ICM by William Blair.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 14, 2021. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by July 16, 2022. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

C-2075-1 A (07/21)

VARIABLE PORTFOLIO – PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about July 16, 2021. This Information Statement is being made available to shareholders of Variable Portfolio – Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 15, 2021.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

SEGALL, BRYANT & HAMILL LLC AND THE NEW SUBADVISORY AGREEMENT

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

INVESTORS COUNSELORS OF MARYLAND, LLC AND THE INTERIM INVESTMENT SUB-SUBADVISORY AGREEMENT

Prior to May 3, 2021, Segall, Bryant & Hamill LLC (“SBH”), Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) and Nuveen Asset Management, LLC (“Nuveen”) served as subadvisers to the Fund, with each managing a portion of the Fund’s assets. SBH continues to serve as a subadviser to the Fund.

At meetings of the Fund’s Board and its committees on March 19 and 22, 2021 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) the termination of the subadvisory agreement between the Investment Manager and Jacobs Levy with respect to the Fund; (ii) the termination of the subadvisory between the Investment Manager and Nuveen with respect to the Fund; (iii) a subadvisory agreement between the Investment Manager and William Blair Investment Management, LLC (“William Blair”) (the “William Blair Subadvisory Agreement”) with respect to the Fund; (iv) an Interim Investment Sub-Subadvisory Agreement (the “Interim Sub-Subadvisory Agreement”) among the Investment Manager, William Blair and Investment Counselors of Maryland, LLC (“ICM”) with respect to the Fund; (v) modifications to the Fund’s principal investment strategies and principal risks to reflect William Blair’s investment process for the portion of the Fund it manages; (vi) the code of ethics and compliance program of William Blair; (vii) the code of ethics and compliance program of ICM; and (viii) a new subadvisory agreement between the Investment Manager and SBH (the “SBH Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

In January 2021, CI Financial Corp., a diversified global asset and wealth management company, agreed to acquire SBH (the “Transaction”). Prior to the Transaction, SBH was structured as a limited liability company with 38 members of staff as principals of the firm, owning 53% of the firm. The remaining 47% of the firm was owned by a fund managed by Thoma Bravo LLC, a private equity firm. The Transaction closed on May 1, 2021, and SBH became a wholly-owned subsidiary of CI Financial Corp., which resulted in a change of control under the 1940 Act, and the automatic termination of the previous subadvisory agreement between the Investment Manager and SBH. The new SBH Subadvisory Agreement went into effect May 1, 2021. The terms of the SBH Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with SBH, except with respect to the fee rates payable under the SBH Subadvisory Agreement, which were lowered.

In February 2021, William Blair, a global investment management boutique, and ICM announced that they signed a definitive agreement for William Blair to acquire ICM. ICM is a value-focused boutique firm. The deal is expected to close in the third quarter 2021. The Interim Sub-Subadvisory Agreement allows ICM to manage, subject to supervision by William Blair and oversight by the Investment Manager, the portion of the Fund’s assets allocated to William Blair from time to time. The William Blair Subadvisory Agreement and Interim Sub-Subadvisory Agreement went into effect on May 3, 2021. It is expected that the Interim Sub-Subadvisory Agreement will terminate upon the closing of the acquisition of ICM by William Blair.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to SBH and William Blair

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Partners Small Cap Value Fund
Net Assets	Annual rate at each asset level
First $500 million	0.820%
Next $2 billion	0.770%
Next $9 billion	0.760%
Over $12 billion	0.750%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above. The Investment Manager, in turn, pays SBH and William Blair a fee out of its own assets, calculated at the following rates:

For SBH

•	0.55% on the first $50 million, gradually reducing to 0.42% as assets increase

For William Blair

•	0.425% on all assets

The Investment Manager will not pay any fees directly to ICM. William Blair is responsible under the Interim Sub-Subadvisory Agreement for all sub-subadvisory fees payable to ICM. With respect to that portion of the Fund for which ICM acts as sub-subadviser, William Blair will pay ICM from the subadvisory fee William Blair receives from the Investment Manager.

Fees Paid to Investment Manager for the Fiscal Year Ended 12/31/20 [1] in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year ended 12/31/20	Subadvisory Fee Paid by
the Investment Manager
to Jacobs Levy, Nuveen
and SBH for the Fiscal
Year Ended 12/31/20 in
Dollars and as a % of
Average Daily Net Assets
of the Fund During the
Fiscal Year Ended
12/31/20	Estimated Aggregate
Subadvisory Fee that
Would Have Been paid to
SBH and William Blair if
their Subadvisory
Agreements Had Been in
Effect for the Fiscal Year
Ended 12/31/20 (the
Estimated Aggregate
Subadvisory Fee) in
Dollars and as a % of
Average Daily Net Assets
of the Fund During the
Fiscal Year ended
12/31/20[2]	Estimated Difference in
the Subadvisory Fee
During the Fiscal Year
Ended 12/31/20 and the
Estimated Aggregate
Subadvisory Fee Ended
12/31/20 in Dollars and
As a Percentage of
Subadvisory Fees Paid
During Fiscal Year
Ended 12/31/20
$5,036,977	0.86%	$2,678,957.53	0.458%	$2,537,246.97	0.434%	$141,710.56	0.024%

[1]	The Investment Manager pays the subadvisers out of the fees it receives.
[2]

Assumes that 50% of the Fund’s assets, which is the long-term allocation target of the Fund’s assets to William Blair, had been allocated to William Blair from January 1, 2020 through December 31, 2020.

INFORMATION ABOUT SBH

SBH, founded in 1994, is a wholly-owned subsidiary of CI Financial Corp. As of March 31, 2021, SBH had approximately $23.6 billion in assets under management. SBH has its principal offices at 540 West Madison Street, Suite 1900, Chicago, IL 60661-2551.

The following table provides information on the principal executive officers and directors of SBH:

Name	Title/Responsibilities	Address
Ralph Marvin Segall	Chief Investment Officer	540 West Madison Street, Suite 1900, Chicago, IL 60661-2551

Philip Leon Hilderbrandt	Chief Executive Officer	540 West Madison Street, Suite 1900, Chicago, IL 60661-2551

Paul Alan Lythberg	Chief Compliance Officer & Chief Operating Officer	540 West Madison Street, Suite 1900, Chicago, IL 60661-2551

Carolyn B Goldhaber	Chief Financial Officer	540 West Madison Street, Suite 1900, Chicago, IL 60661-2551

Other Funds with Similar Investment Objectives Managed by SBH

Fund Name	Assets as of April 30, 2021	Advisory/ Subadvisory Fee Rate
Segall Bryant & Hamill Small Cap Value Fund	$555 million	80bps

INFORMATION ABOUT WILLIAM BLAIR AND ICM

William Blair is a wholly-owned subsidiary of WBC Holdings, L.P., which is wholly-owned by current William Blair and William Blair & Company employees. Founded in 1935, William Blair is a global investment management boutique, with a sole focus on active management across equity, fixed-income, currency and multi-asset strategies. As of April 30, 2021, William Blair had approximately $72.5 billion in assets under management. William Blair has its principal offices at 150 North Riverside Plaza, Chicago, IL 60606-1598.

Established in 1972, ICM is a US value equity investment firm focusing on value driven investing across domestic small and mid-cap companies. As of April 30, 2021, ICM had approximately $3.9 billion in assets under management. ICM has its principal offices at 300 East Lombard Street, Suite 810, Baltimore, MD 21202. In February 2021, William Blair and ICM announced that they signed a definitive agreement for William Blair to acquire ICM, which is expected to close in the third quarter of 2021.

The following table provides information on the principal executive officers and directors of William Blair:

Name	Title/Responsibilities	Address
Edgar David Coolidge	Vice Chairman	150 North Riverside Plaza, Chicago, IL 60606-1598

John Roger Ettelson	President, CEO, Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

John Carroll Moore	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

Brent Walker Gledhill	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

Walter Ramsay Randall	Chief Compliance Officer	150 North Riverside Plaza, Chicago, IL 60606-1598

Jon Walter Zindel	Chief Financial Officer, Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

Stephanie Grieser Braming	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

Ryan Jacob Devore	Executive Committee Member	150 North Riverside Plaza, Chicago, IL 60606-1598

Lisa Dawn Anderson	Director of Operations	150 North Riverside Plaza, Chicago, IL 60606-1598

Cissie Citardi	General Counsel	150 North Riverside Plaza, Chicago, IL 60606-1598

The following table provides information on the principal executive officers and directors of ICM:

Name	Title/Responsibilities	Address
William Vincent Heaphy	Manager, Principal & Chief Investment Officer	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Gary Jason Merwitz	Manager & Principal	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Matthew Elliot Fleming	Principal	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Deborah Anne Parks	SVP Finance & Administration, Chief Compliance Officer	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Joshua Steven Overholt	Principal	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Elie Noah Sugarman	Manager	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Craig Arnold Miller	Principal	300 East Lombard Street, Suite 810, Baltimore, MD 21202

James Frederick Shurtleff	Principal	300 East Lombard Street, Suite 810, Baltimore, MD 21202

Other Funds with Similar Investment Objectives Managed by William Blair

Fund Name	Assets as of April 30, 2021	Management Fee

William Blair International Leaders Fund	$1.2 billion	0.85% on all assets

Prudential Series Fund: • Global Portfolio • International Growth Portfolio Prudential Advanced Series Trust: • AST International Growth Portfolio • AST Advanced Strategies Portfolio	$1.8 billion	0.30% on the first $500 million, gradually reducing to 0.20% as assets increase.*

*	Subadvisory fee

Other Funds with Similar Investment Objectives Managed by ICM

Fund Name	Assets as of April 30, 2021	Advisory Fee Rate
ICM Small Company Portfolio	$1.96 billion	0.70%

BOARD CONSIDERATION AND APPROVAL OF THE SBH SUBADVISORY AGREEMENT AND WILLIAM BLAIR SUBADVISORY AGREEMENT AND INTERIM INVESTMENT SUB-SUBADVISORY AGREEMENT

At the March Meeting, the Fund’s Board of Trustees (the “Board”), including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the “Independent Trustees”), upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement (the “William Blair Subadvisory Agreement”) between the Investment Manager and William Blair, the Interim Investment Sub-Subadvisory Agreement (the “Interim Sub-Subadvisory Agreement”) between the Investment Manager, William Blair and ICM and the Subadvisory Agreement (the “SBH Subadvisory Agreement”) between the Investment Manager and SBH each with respect to the Fund.1

At the March Meeting, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Contracts, Compliance, and Investment Oversight Committees in connection with the Board’s evaluation of each of William Blair’s, ICM’s and SBH’s proposed services.

The Trustees held discussions with the Investment Manager, William Blair, ICM and SBH and reviewed and considered various written materials and oral presentations in connection with the evaluation of William Blair’s, ICM’s and SBH’s proposed services, including the reports from management with respect to the fees and terms of the proposed Agreements and each of ICM’s and SBH’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of each of William Blair, ICM and SBH. The Trustees considered the pending acquisition of ICM by William Blair, and the expected

[1]

The William Blair Subadvisory Agreement and the SBH Subadvisory Agreement are referred as the “Subadvisory Agreements,” and the Subadvisory Agreement and the Interim Sub-Subadvisory Agreement together are referred to as the “Agreements.”

termination of the Interim Sub-Subadvisory Agreement upon consummation of that acquisition. In considering the Agreements, the Board reviewed, among other things:

•	Terms of the Agreements;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreements;

•	Sub-Subadvisory fees payable by William Blair under the Sub-Subadvisory Agreement;

•	Descriptions of various services proposed to be performed by William Blair, ICM and SBH under the Agreements, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of William Blair, ICM and SBH, including information regarding senior management, portfolio managers and other personnel;

•	Information regarding the capabilities of William Blair’s, ICM’s and SBH’s compliance programs; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including all of the Independent Trustees, approved the Agreements.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by William Blair and SBH as subadvisers for the Fund and ICM as sub-subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of William Blair, ICM and SBH. The Board considered the diligence and selection process undertaken by the Investment Manager to select William Blair, ICM and SBH, including the Investment Manager’s rationale for recommending William Blair, ICM and SBH, and the process for monitoring William Blair, ICM and SBH’s ongoing performance of services for the Fund. The Board observed that William Blair’s, ICM’s and SBH’s compliance programs had been reviewed by the Fund’s Chief Compliance Officer and were determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding each of William Blair’s, ICM’s and SBH’s ability to carry out its responsibilities under the proposed Agreements. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of William Blair, ICM and SBH. The Board also noted the presentations by William Blair, ICM and SBH to the Board’s Investment Oversight Committee and Contracts Committee.

The Board also discussed the acceptability of the terms of the proposed Agreements. Independent legal counsel noted that the proposed Agreements were generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds. The Board noted the Investment Manager’s representation that William Blair, ICM and SBH have experience subadvising registered mutual funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Agreements.

Investment Performance of ICM and SBH

The Board observed ICM’s and SBH’s relevant performance results versus the Fund’s benchmark and versus peers over various periods. (ICM and not William Blair’s performance was taken into account because ICM will make all investment decisions for the ICM/William Blair sleeve of the Fund prior to its pending acquisition by William Blair.)

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of ICM and SBH, in light of other considerations, supported the approval of the Agreements.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Agreements, noting that the proposed subadvisory fees payable to William Blair and SBH and would be paid by the Investment Manager, and the proposed sub-subadvisory fees payable to ICM would be paid by William Blair, and would not impact the fees paid by the Fund. The Board observed that the proposed fees for William Blair, ICM and SBH are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio also remains within the range of other peers. Additionally, the Board considered the expected slight increase in total profitability of the Investment Manager and its affiliates in connection with the hiring of William Blair, ICM and SBH. Because the Agreements were negotiated at arms-length by the Investment Manager, which is responsible for payments to the William Blair, ICM and SBH thereunder, the Board did not consider the profitability to William Blair, ICM and SBH from their relationships with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory and sub-subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Agreements.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected slight increase in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed engagement of William Blair, ICM and SBH. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Agreements would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Agreements. In reaching its conclusions, no single factor was determinative.

On March 22, 2021, the Board, including all of the Independent Trustees, determined that fees payable under the Agreements appeared fair and reasonable in light of the services proposed to be provided and approved the Agreements.

FUND ASSETS

For a mutual fund managed in part by subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time. As of December 31, 2020, the Fund had total net assets of $758,670,954.

Prior to May 3, 2021, the Fund’s assets were managed as follows:

SBH	Jacobs Levy	Nuveen
33.4%	33.3%	33.3%

As of May 3, 2021, the long-term allocation target of the Fund’s assets was as follows:

SBH	William Blair
50%	50%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2021, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 73.95% of the outstanding shares of the Fund.

As of April 30, 2021, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling

800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

C-2075-2 A (07/21)